Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, WALTER B. MENZEL, hereby appoint each of H. Gregory Nasky and Karyn R. Okada as my attorneys in fact to: (1) execute for and on my behalf, in my capacity as Director or Officer of Cyanotech Corporation (the “Company”) and as a beneficial owner of securities of the Company while also serving as officer or director, the Regulation D, Forms 3, Forms 4 and Forms 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Regulation D, Forms 3, Forms 4 and Forms 5, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and Forms 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 9th day of September, 2013.

/s/ Walter B. Menzel
Walter B. Menzel

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE § 1189

State of California
County of Marin}

On 9-9-13 before me,	J. Leachman Notary Public
Date	Here Insert Name and Title of the Officer

personally appeared	Walter B. Menzel
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above	Signature :	/s/ J. Leachman
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Power of Attorney

Number of Pages: 2

Document Date: 9-9-13

Signer(s) Other Than Named Above: N/A

Capacity(ies) Claimed by Signer(s)

Signer’s Name: Walter B. Menzel

☐ Corporate Officer — Title(s):

☒ Individual

☐ Partner — ☐ Limited ☐ General

☐ Attorney in Fact

☐ Trustee

☐ Guardian or Conservator

☐ Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER

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Signer’s Name:

☐ Corporate Officer — Title(s):

☐ Individual

☐ Partner — ☐ Limited ☐ General

☐ Attorney in Fact

☐ Trustee

☐ Guardian or Conservator

☐ Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER

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